Exhibit 11.  Statement of computation of per share earnings



                                                          Three  Months Ending  September 30,

                                                    1996                         1995
                                       ----------------------------  --------------------------
                                                          Fully                        Fully
                                          Primary        diluted       Primary        diluted


Net income .........................   $   252,826    $   252,826    $ 1,542,001    $ 1,542,001
                                       ===========    ===========    ===========    ===========


Weighted average number of common
  shares outstanding ...............     7,442,264      7,442,264      6,093,944      6,093,944


Incremental shares from the assumed
  exercise of dilutive stock options       404,157        389,759        474,600        474,600

Common shares assumed to have been
  repurchased, treasury stock method      (364,630)      (321,733)      (359,640)      (330,234)
                                       -----------    -----------    -----------    -----------

Weighted average common and
  common equivalent shares
  outstanding ......................     7,481,791      7,510,290      6,208,904      6,238,310
                                       ===========    ===========    ===========    ===========

Net income per share ...............   $       .03    $       .03    $       .25    $       .25
                                       ===========    ===========    ===========    ===========





                                                     Nine  Months Ending  September 30,

                                                   1996                          1995
                                       ----------------------------- --------------------------
                                                         Fully                         Fully
                                         Primary        diluted        Primary        diluted


Net income .........................   $ 2,722,941    $ 2,722,941    $ 3,744,894    $ 3,744,894
                                       ===========    ===========    ===========    ===========


Weighted average number of common
  shares outstanding ...............     6,941,510      6,941,510      6,041,259      6,041,259


Incremental shares from the assumed
  exercise of dilutive stock options       398,091        398,091        474,600        474,600

Common shares assumed to have been
  repurchased, treasury stock method      (243,938)      (243,938)      (481,821)      (330,233)
                                       -----------    -----------    -----------    -----------

Weighted average common and
  common equivalent shares
  outstanding ......................     7,095,663      7,095,663      6,034,038      6,185,626
                                       ===========    ===========    ===========    ===========

Net income per share ...............   $       .38    $       .38    $       .62    $       .61
                                       ===========    ===========    ===========    ===========
